EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129410) of USEC Inc. of our report dated June 20, 2006, relating to the financial statements of the USEC Savings Program, which appears in this Form 11-K for the fiscal year ended December 31, 2005.
/s/ Grant Thornton LLP
Baltimore, Maryland
June 27, 2006